Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Tellurian Services LLC as of April 9, 2016, December 31, 2015, and 2014 and for the period from January 1, 2016 through April 9, 2016 and for the years ended December 31, 2015 and 2014 dated March 15, 2017, appearing in Tellurian Inc.’s Current Form 8-K/A dated March 15, 2017.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

September 26, 2017